THIS CONVERTIBLE PROMISSORY NOTE (THIS/THE “NOTE”) AND ANY SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND ANY SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED FEBRUARY 12, 2024, AS AMENDED FROM TIME TO TIME, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

Convertible Promissory Note

$1,582,500.00    August 14, 2026
Denver, Colorado

For Value Received, DeFloria, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Charlotte’s Web, Inc., or its registered assigns (“Holder”), the principal sum of One Million Five Hundred Eighty Two Thousand Five Hundred dollars ($1,582,500.00) with interest on the outstanding principal amount at the rate set forth herein.
This Convertible Promissory Note (this/the “Note”) incorporates, supersedes, and extinguishes the prior Promisory Note, dated July 15, 2025, entered into by and between the parties, with a principal sum due and owing in the amount of Seven Hundred and Fifty Thousand Dollars ($750,000.00) plus agreed-upon accrued interest in the amount of Eighty-Two Thousand Five Hundred Dollars ($82,500.00) as of July 23, 2026, the total of which is incorporated and included into the principal sum of this Note.
1.Definitions. For purposes of this Note, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with such Person (including any associated investment fund or portfolio company controlled or managed by such other Person). As used in this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or agreement or otherwise. Solely with respect to BDI, Affiliates shall include any Subsidiary in which it or the member of any group over which it holds common control holds 30% or more of the entire issued share capital or voting rights.
“BDI” means BT DE Investments Inc., a Delaware corporation.
“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in Denver, Colorado.
“Charter” means the Company’s Certificate of Incorporation, as may be amended from time to time.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlling” and “Controlled” have meanings correlative thereto.
“Conversion Price” means (a) with respect to a financing transaction giving rise to a conversion (automatic or optional) pursuant to Section 8 or Section 9 hereof, an amount equal to the lesser of (i) eighty percent (80%) of the lowest price per share paid by the Financing Investors (as defined below) for the Financing Securities (as defined below) in the applicable financing transaction, or (ii) the quotient determined by dividing the Valuation Cap by the Fully-Diluted Capitalization (immediately following the applicable financing transaction), (b) with respect to a conversion in connection with a Deemed Liquidation Event pursuant to Section 7 hereof, an amount equal to the lesser of (I) 80% of the implied valuation (on a cash-free/debt-free basis) of a share of the most senior class of preferred stock then outstanding in the Company based on the then applicable distribution waterfall set forth in the Charter or (II) the quotient determined by dividing the Valuation Cap by the Fully-Diluted Capitalization (immediately following the applicable transaction), or (c) with respect to a conversion pursuant to Section 6 hereof, an amount equal to the quotient determined by dividing the Valuation Cap by the Fully-Diluted Capitalization.
“Deemed Liquidation Event” shall have the meaning set forth in the Charter. “Fully-Diluted Capitalization” means the sum of (i) all issued and outstanding membership interests in the Company; (ii) all securities issuable upon conversion of any existing (outstanding and promised) convertible securities or loans (but excluding the Notes); (iii) any membership interests issued with respect to any anti-dilution rights that might be implicated with respect to the applicable transaction; (iv) the exercise of all outstanding warrants, options and other rights to acquired stock in the Company or securities exchangeable or convertible for stock in the Company; and (v) any options issued or allocated to or reserved under any equity incentive (or similar) plan approved by the board of directors of the Company (including all allocated and unallocated, vested and unvested, promised and un-promised options).
“Governmental Authority” means all federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

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“License Agreement” means that certain License Agreement, dated as of April 6, 2023, by and between the Company and Charlotte’s Web, Inc., a Delaware corporation, as the same may be amended and/or restated from time to time.
“Majority Holders” means Investors holding Notes representing at least a majority of the aggregate principal amounts of all Notes issued under the Agreement (as hereinafter defined), which are then outstanding.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Senior Preferred Stock” means a new series of preferred stock in the Company having identical rights, privileges, preferences, seniority, liquidation multiple and restrictions as the most senior preferred stock then outstanding (measured with respect to liquidation preference), except that any price-based preferences (such as the per share liquidation amount, initial conversion price and per share dividend amount) will be based on the Conversion Price.
“Services Agreement” means that certain Master Services Agreement, dated as of April 6, 2023, by and between the Company and AJNA Biosciences PBC, a Delaware public benefit corporation, as the same may be amended and/or restated from time to time.
“Supply Agreement” means that certain Clinical Supply Agreement, dated as of April 6, 2023, by and between the Company and Charlotte’s Web, Inc., a Delaware corporation, as the same may be amended and/or restated from time to time.
“Valuation Cap” means $146,000,000.
2.Convertible Note Purchase Agreement. This Note is issued pursuant to the terms of the Agreement as amended on August 14, 2026. This Note is one of a series of notes that may be issued under the Agreement having like tenor and effect issued or to be issued by the Company in accordance with the terms of the Agreement. The Notes shall rank equally without preference or priority of any kind over one another.
3.Interest. Interest shall accrue on the unpaid principal balance of this Note pursuant to this Section 3 until this Note is paid or satisfied in full. The Note will accrue interest on a non-compounded basis at a per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) rate equal to 8.0 percentage points plus the Bank of England Base Rate as of 9:00 A.M. (London time) on the first calendar day of each applicable calendar quarter while this Note remains outstanding. The interest rate as of the Initial Closing shall be 11.25%. The interest rate will change and a new interest rate will become effective on the first calendar day of each succeeding calendar quarter. Notwithstanding anything herein to the contrary, the interest rate for each calendar quarter will be capped at 14% per annum.
Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable after the

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earlier of (a) ninety (90) days following written notice by the Majority Holders to the Company (the “Demand Notice”), which Demand Notice may be delivered at any time after twenty four (24) month anniversary of the date the Company most recently issued a promissory note pursuant to the Agreement and (b) the acceleration of the maturity of this Note during the existence of an Event of Default (such earlier date, the “Maturity Date”).
4.Payments.
(a)Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. All payments shall be applied first to accrued interest, and thereafter to principal.
(b)Prepayment. Prepayment of principal or interest under this Note without the express written consent of the Majority Holders is not permitted; provided, however, that any such prepayment may be refused by a Holder if required by applicable law (as determined by such Holder in its sole but reasonable discretion).
5.Conversion or Repayment Upon Maturity.
(a)In the event that any indebtedness (including accrued but unpaid interest) under this Note remains outstanding on the Maturity Date, the Majority Holders may, at any time thereafter, (i) demand that all outstanding indebtedness under this Note shall become due and payable in accordance with Section 4(a) hereof, or (ii) demand by written notice to the Company (a “Maturity Conversion Notice”) that all outstanding indebtedness under this Note convert on such date into Senior Preferred Stock at a conversion price equal to the Conversion Price.
(b)By their respective signatures hereto, the Company and the undersigned members of the Company agree to promptly take all actions following delivery of a Maturity Conversion Notice which the parties deem reasonably necessary in order to authorize the creation and issuance of the Senior Preferred Stock, including adopting an amendment to the Charter, if necessary, in form and substance reasonably satisfactory to the parties.
6.Repayment or Conversion Upon a Deemed Liquidation Event.
(a)In the event of a Deemed Liquidation Event at any time after the date of issuance of this Note and prior to the payment or conversion in full of this Note, the Company will repay the Holder in cash an amount equal to (i) the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal, plus (ii) a repayment premium equal to the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal multiplied by twenty percent (20%); provided, however, that upon the written election of Holder (“Deemed Liquidation Event Conversion Notice”) made not less than seven
(7) Business Days prior to the closing of the Deemed Liquidation Event, the outstanding principal balance and any unpaid accrued interest under this Note will be converted into Senior Preferred Stock at a conversion price equal to the Conversion Price.

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The Company covenants and agrees that it shall give Holder written notice of the occurrence of a Deemed Liquidation Event not less than thirty (30) days prior to the closing of such Deemed Liquidation Event. By their respective signatures hereto, the Company and the undersigned members of the Company agree to promptly take all actions following delivery of a Deemed Liquidation Event Conversion Notice which the parties deem reasonably necessary in order to authorize the creation and issuance of the Senior Preferred Stock, including adopting an amendment to the Charter, if necessary, in form and substance reasonably satisfactory to the parties.
7.Automatic Conversion Upon Qualified Financing.
(a)Conversion into Financing Securities. In the event that the Company, at any time after the date of issuance of this Note and prior to the payment or conversion in full of this Note, shall issue and sell shares of a newly-authorized series of Preferred Stock (the “Financing Securities”) in a bona fide financing transaction to one or more investors (exclusive of existing Members of the Company and their Affiliates) (the “Financing Investors”) for aggregate cash proceeds to the Company (excluding cancellation of the indebtedness represented by the Notes or any other convertible debt of the Company) of not less than Ten Million dollars ($10,000,000) (a “Qualified Financing”), then the outstanding principal amount and unpaid accrued interest of this Note shall be automatically converted, at the closing and on the same terms and conditions of the Qualified Financing, into shares of the Financing Securities at a conversion price equal to the Conversion Price.
(b)Ancillary Agreements. In connection with such automatic conversion pursuant to Section 8(a) above, Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by the Financing Investors, including without limitation a stock purchase agreement and joinder to any applicable stockholders’ agreements, thereby agreeing to be bound by all obligations and receive all rights thereunder.
8.Optional Conversion Upon Financing.
(a)Conversion into Financing Securities. In the event that the Company, at any time after the date of issuance of this Note and prior to the payment or conversion in full of this Note, shall issue Financing Securities to Financing Investors in a bona fide financing transaction that does not constitute a Qualified Financing, Holder may elect, upon written notice delivered to the Company not less than three (3) Business Days prior to the initial closing of such financing, to convert the then outstanding principal amount and unpaid accrued interest of this Note into Financing Securities at the Conversion Price.
(b)Ancillary Agreements. In connection with such optional conversion pursuant to Section 9(a) above, Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by the Financing Investors, including without limitation a stock purchase agreement and joinder to any applicable stockholders’ agreements, thereby agreeing to be bound by all obligations and receive all rights thereunder.

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9.Issuances of Stock.
No Fractional Shares. If any fractional share would, except for the provision hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.
(a)Valid Issuance. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the stock issuance with respect to such conversion shall be validly issued.
(b)Compliance with Laws. Without limiting its reliance on the Holder’s representations and warranties set forth in the Agreement, the Company shall take all such actions as may be necessary to assure that all shares issued upon conversion may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which shares of capital stock may be listed.
10.Default.
(a)Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:
(i)any indebtedness under this Note is not paid within three (3) Business Days of when the same shall become due and payable, whether upon demand (in accordance with the terms hereof), by acceleration, or otherwise;
(ii)the Company fails to materially comply with any material covenant, material obligation or material agreement of the Company under this Note or the Agreement and such default shall continue uncured for a period of thirty (30) days after the Company received notice of non-compliance giving rise to such default;
(iii)the Company materially breaches any representation, warranty or certification made by the Company herein or in the Agreement or in any certificate, document, agreement or instrument delivered pursuant to any provision hereof or thereof;
(iv)the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any material part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any material part of its property if such appointment is not terminated or dismissed within thirty (30) days,
(C) make an assignment for the benefit of creditors, (D) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (E) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy,

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reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;
the Company fails to materially comply with any material obligation owing to BDI and its Affiliates under the Charter or other certificate, document,

agreement or instrument delivered by the Company to BDI or its Affiliates in connection with BDI’s acquisition of Series A Preferred Stock in the Company, and such default shall continue uncured and not waived in writing by BDI for a period of thirty (30) days after the Company received notice of non-compliance giving rise to such default;
(v)the occurrence or existence of any event or condition that would give any party a right to terminate or the actual termination of (i) the Services Agreement, (ii) the License Agreement or (iii) the Supply Agreement, for so long as such right of termination exists;
(b)Consequences of Events of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Majority Holders may, upon notice or demand, declare the outstanding indebtedness under this Note to be due and payable, whereupon the outstanding indebtedness under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder all such indebtedness. Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then all indebtedness under this Note shall automatically be due immediately without notice of any kind. Without limiting the foregoing, during the existence of any Event of Default Holder has such rights and remedies provided under the other Transaction Documents and applicable law, all of which are cumulative and are not exclusive of any rights or remedies that it would otherwise have.
11.Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.
12.Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of Delaware.
13.Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) in accordance with Section 8.2 of the Agreement.
14.Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 8.3 of the Agreement.
15.Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the

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Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
16.Payments. Whenever any payment of cash is to be made by the Company to the Holder pursuant to this Note, such payment shall be made in lawful money of the United States of America by either (a) a check drawn on the account of the Company and sent via overnight courier service to Holder at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in the Agreement) or (b) via wire transfer of immediately available funds. Whenever any payment to be made shall otherwise be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.
17.Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.
18.Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Transaction Documents.
[Remainder of Page Intentionally Left Blank]

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In Witness Whereof, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

Company:

DeFloria, Inc.

By:
Name: Jared Stanley
Title: Chief Executive Officer
Address: ████████████████

Acknowledged and Agreed
(solely with respect to Sections 6(b) and 7(b)):

Charlotte’s Web, Inc.

By: Bill Morachnick (Aug 14, 2026 13:00:51 EDT)
Name: Bill Morachnick
Title: Chief Executive Officer

AJNA BioSciences PBC

By: Joel Stanley (Aug 14, 2026 09:32:05 MDT)
Name: Joel Stanley
Title: Chief Executive Officer
BT DE Investments Inc.

By: Juan Palacios (Aug 19, 2026 10:47:10 EDT)     Name: Juan Palacios     Title: Officer - BDI

[Signature Page to Amended and Restated Convertible Promissory Note]

Convertible Promissory Note - Charlotte's Web Inc. (DeFloria_ Inc.) - 8.14.26 - For Signature
Final Audit Report    2026-08-19

"Convertible Promissory Note - Charlotte's Web Inc. (DeFloria_ I nc.) - 8.14.26 - For Signature" History
Document created by Erika Lind (erika.lind@charlottesweb.com)
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Document emailed to Jared Stanley (jared.stanley@defloria.bio) for signature
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Document emailed to Bill Morachnick (bill.morachnick@charlottesweb.com) for signature
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Email viewed by Juan Palacios (juan_palacios@rjrt.com)
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Document e-signed by Juan Palacios (juan_palacios@rjrt.com)
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Agreement completed.
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